                                                                    Exhibit 99.1


                     (WESTPORT RESOURCES CORPORATION LOGO)

                         WESTPORT RESOURCES CORPORATION
                            1670 BROADWAY, SUITE 2800
                                DENVER, CO 80202


                     WESTPORT REPORTS FINANCIAL RESULTS AND
                      OPERATIONS FOR THE THIRD QUARTER 2003

Denver, Colorado - November 3, 2003 - Westport Resources Corporation (NYSE: WRC) today announced increases in production, net income, EBITDAX and discretionary cash flow for the quarter and nine months ended September 30, 2003, compared to the corresponding periods in 2002.

Net income available to common stockholders was approximately $24.6 million, or $0.37 per basic share ($0.36 per fully diluted share), in the third quarter of 2003, compared to net income available to common stockholders of approximately $1.0 million, or $0.02 per basic share ($0.02 per fully diluted share), in the third quarter of 2002. For the nine months ended September 30, 2003, net income available to common stockholders was approximately $57.1 million, or $0.85 per basic share ($0.84 per fully diluted share), compared to a net loss of approximately $18.5 million, or $0.35 per basic share ($0.35 per fully diluted share), for the same period in 2002.

Net cash provided by operating activities for the third quarter and nine months ended September 30, 2003 was approximately $134.9 million and $331.3 million, respectively, compared to $79.0 million and $159.8 million recorded during the corresponding periods of 2002. Discretionary cash flow was approximately $108.4 million and $332.5 million, respectively, during the third quarter and nine months ended September 30, 2003, compared to $60.1 million and $167.4 million, respectively, achieved during the corresponding periods of 2002. EBITDAX for the third quarter and nine months ended September 30, 2003 was approximately $135.9 million and $388.9 million, respectively, compared to $67.4 million and $190.6 million recorded during the corresponding periods of 2002.

EBITDAX and discretionary cash flow are financial measures that are calculated on the basis of methodologies other than Generally Accepted Accounting Principles ("GAAP"). EBITDAX and discretionary cash flow are presented herein because of their wide acceptance as financial indicators of a company's ability to internally generate funds for exploration, development and acquisition activities and to service or incur debt. For a definition, detailed summary and reconciliation of each measure to the most comparable GAAP measure, please refer to the section entitled "Reconciliation of Non-GAAP Financial Measures" included in this release.

Donald D. Wolf, Chairman and Chief Executive Officer of Westport commented, "In the third quarter of 2003, we experienced approximately 35% production growth from the third quarter of 2002. Offshore, the first well in South Timbalier 316 commenced production at quarter's end. Onshore, the Uinta Basin properties continued to experience production growth and the lowering of operating expenses, exiting the quarter at over 80 Mmcfe/d, representing an approximate 20% increase from the beginning of the year. Production costs associated with our Uinta Basin properties year-to-date averaged $0.55 per Mcfe, approximately 20% lower than forecast."


PRODUCTION AND COMMODITY PRICES

Average daily gas equivalent production for the third quarter of 2003 was approximately 459 Mmcfe/d, representing a 35% increase from 340 Mmcfe/d in the third quarter of 2002. Approximately 71% of third quarter 2003 production was natural gas. For the nine months ended September 30, 2003, average daily oil and natural gas production increased 29% to approximately 449 Mmcfe/d, compared to 349 Mmcfe/d for the corresponding prior year period.

During the third quarter of 2003, Westport recorded production from a reversionary interest on certain offshore Gulf of Mexico interests farmed out in 1999. Approximately 10 Mmcfe/d of production net to the Company was attributed to this reversionary interest in the third quarter of 2003. Excluding catchup volumes from these properties, Westport anticipates recording up to 3 Mmcfe/d related to this farmout in future quarters.

Realized commodity prices for the third quarter of 2003 averaged approximately $28.68 per barrel of oil and $4.78 per Mcf of natural gas before the effect of hedge settlements and approximately $26.23 per barrel of oil and $4.21 per Mcf of natural gas after such effect. For the same period in 2002, realized commodity prices averaged approximately $26.06 per barrel of oil and $2.77 per Mcf of natural gas before the effect of hedge settlements and approximately $25.47 per barrel of oil and $2.74 per Mcf of natural gas after such effect.

During the nine months ended September 30, 2003, realized commodity prices averaged approximately $29.11 per barrel of oil and $5.09 per Mcf of natural gas before the effect of hedge settlements and approximately $25.94 per barrel of oil and $4.32 per Mcf of natural gas after such effect. For the corresponding period in 2002, realized commodity prices averaged approximately $22.92 per barrel of oil and $2.66 per Mcf of natural gas before the effect of hedge settlements and approximately $23.03 per barrel of oil and $2.67 per Mcf of natural gas after such effect.

OPERATING RESULTS

In the third quarter of 2003, Westport drilled 65 development wells, 64 of which were successful, and 11 exploration wells, four of which were successful. As of September 30, 2003, 43 development wells and seven exploration wells were either being drilled or completed. The following table summarizes the third quarter 2003 drilling activity for each of Westport's Divisions:

                                                                                          Gulf of Mexico
                     Northern Division       Western Division      Southern Division          Division            Company Total
                   ---------------------  ---------------------  ---------------------  ---------------------  ---------------------
                     Total       Total      Total      Total       Total      Total       Total      Total       Total      Total
                    Drilled   Successful   Drilled   Successful   Drilled   Successful   Drilled   Successful   Drilled   Successful
                   ---------  ----------  ---------  ----------  ---------  ----------  ---------  ----------  ---------  ----------
Wells drilled
  during the third
  quarter 2003:
  Development             20         19         18         18         27         27         --         --         65         64
  Exploration              5          3         --         --          4          1          2         --         11          4
                   ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Total                 25         22         18         18         31         28          2         --         76         68

Wells in
  progress as of
  September 30, 2003:
  Development             13                     9                    21                    --                    43
  Exploration              3                    --                     3                     1                     7
                   ---------             ---------             ---------             ---------             ---------
    Total                 16                     9                    24                     1                    50

NORTHERN DIVISION

Westport's net daily production for its Northern Division averaged approximately 106 Mmcfe/d during the third quarter of 2003, representing approximately a 3% decrease from 109 Mmcfe/d reported in the second quarter of 2003.

During the third quarter of 2003, the Company participated in the drilling of 20 development wells, 19 of which were successful, and five exploration wells, of which three were successful in the Northern Division.

In the Williston Basin, Westport drilled seven successful development wells. The net daily production from the Basin for the quarter averaged approximately 46 Mmcfe/d, representing approximately 43% of the Northern Division's net production.

During the third quarter of 2003, Westport drilled six successful coalbed methane development wells in the Powder River Basin.

In the Greater Green River Basin, Westport drilled five successful development wells and participated in three successful exploration wells during the third quarter of 2003. Since the beginning of 2003, seven Moxa Arch wells have commenced production with a gross average initial production rate of approximately 1.8 Mmcfe/d.

As of September 30, 2003, Westport was drilling nine Ferron coalbed methane wells located in the Uinta Basin. Gathering and saltwater disposal facilities are currently under construction and Westport expects production from these wells to commence by year-end.

WESTERN DIVISION

Westport's net daily production for its Western Division averaged approximately 78 Mmcfe/d during the third quarter of 2003, representing approximately a 4% increase from 75 Mmcfe/d in the second quarter of 2003. At quarter-end, production was averaging approximately 80 Mmcfe/d.

During the third quarter of 2003, the Company drilled 16 development wells targeting the combined Wasatch and Upper Mesa Verde formations, and two development wells targeting the deeper Lower Mesa Verde and Mancos horizons. All of these wells were successfully completed, with 14 of the wells commencing production during the third quarter and the remaining four wells commencing production in October of this year. As of September 30, 2003, Westport was drilling or completing nine additional development wells in the Division. Westport expects to drill an additional 15 - 20 wells in and around the Natural Buttes Unit in the fourth quarter of 2003.

SOUTHERN DIVISION

Westport's net daily production for its Southern Division averaged approximately 154 Mmcfe/d during the third quarter of 2003 compared to 153 Mmcfe/d reported in the second quarter of 2003. During the third quarter of 2003, Westport drilled 27 development wells, all of which were successful, and four exploration wells, one of which was successful.

Westport's Southeast Texas properties acquired in September 2002 are currently producing 42 Mmcfe/d compared to 28 Mmcfe/d at the time of the acquisition. During the third quarter of 2003, the Company drilled one successful and three unsuccessful exploration wells in this area. During the last twelve months, Westport has generated 25 to 30 exploratory prospect leads from participation in or acquisition of over 300 square miles of 3-D seismic data in Southeast Texas. Of these internally generated prospects, Westport has drilled and commenced production from six wells.

Westport drilled 17 successful development wells in various Northern Louisiana fields during the third quarter of 2003. Net daily production in the region averaged approximately 26 Mmcfe/d, representing approximately 17% of the Southern Division's net production. Westport expects to drill 10 to 12 additional wells in this area by year-end.

In the Permian Basin, Westport drilled and commenced production from four development wells during the third quarter of 2003. Net production from the Permian Basin averaged approximately 44 Mmcfe/d for the third quarter of 2003, representing approximately 28% of the Southern Division net production.

During the third quarter of 2003, Westport commenced drilling its third development well in the Spaulding discovery located in McMullen County, Texas. This well was subsequently completed and the field is currently producing approximately 15 Mmcfe/d and Westport holds a 35% working interest.

GULF OF MEXICO DIVISION

Westport's net daily production for its Gulf of Mexico Division averaged approximately 121 Mmcfe/d during the third quarter of 2003, representing a 7% increase from 113 Mmcfe/d reported in the second quarter of 2003. Approximately 10 Mmcfe/d is attributable to the reversionary working interests discussed above on several producing fields. During the third quarter of 2003, Westport drilled two unsuccessful exploration wells in the Gulf of Mexico.

During the third quarter, Westport completed the installation of platform, pipelines and facilities and commenced production from its first well in South Timbalier Block 316 with an initial production rate of approximately 6,000 Bopd and 14 Mmcf/d. The Company expects two additional wells in the block to come online in the fourth quarter. Westport operates this field with a 40% working interest.

Westport commenced production in Ship Shoal Block 94 late in the second quarter of 2003 and is currently producing approximately 20 Mmcfe/d gross from this field. The Company operates the block and owns a 60% working interest.

In Galveston Blocks 351/352, Westport completed the installation of additional facilities and commenced production from the second well in the third quarter of 2003. The blocks are currently producing approximately 9 Mmcfe/d. Westport owns a 67% working interest in the blocks.

During the third quarter of 2003, Westport entered into a multi-prospect Gulf of Mexico exploration agreement with Chevron U.S.A. Inc. Westport expects to participate in the drilling on three of these prospects during the fourth quarter of 2003, one of which has already commenced, and an additional six wells are planned for 2004.

COMMODITY PRICE RISK MANAGEMENT

For the three months ended September 30, 2003, Westport recorded hedge settlement charges of approximately $22.1 million, non-hedge settlement gains of $1.3 million and non-hedge non-cash change in fair value of derivative gains of $4.8 million. For the corresponding period in 2002, Westport recorded hedge settlement charges of $1.8 million and non-hedge non-cash change in fair value of derivative charges of $0.7 million.

For the nine months ended September 30, 2003, Westport recorded hedge settlement charges of approximately $86.0 million, non-hedge settlement gains of $2.0 million and non-hedge non-cash change in fair value of derivatives gains of $8.0 million. For the corresponding period in 2002, Westport recorded hedge settlement gains of $1.5 million, non-hedge settlement gains of $0.8 million and non-hedge non-cash change in fair value of derivative charges of $8.9 million.

For a detailed summary of commodity price risk management contracts, please refer to the commodity price risk management table included in this release.

2003 AND 2004 GUIDANCE COMMENT

The Company believes that its 2003 results will be within the guidance ranges previously disclosed and is forecasting its 2004 production will increase 6% to 10% from the levels achieved in 2003, excluding acquisitions or property sales.

CONFERENCE CALL

Westport will host a telephone conference call on Tuesday, November 4, 2003, at 11:00 a.m. EST to discuss financial and operational results for the third quarter of 2003. Please call 800-257-7087 (US/Canada) or 303-205-0055
(International) to be connected to the call. A digitized replay will also be available for two weeks following the live broadcast at 800-405-2236 (US/Canada) or 303-590-3000 (International) and can be accessed by using the passcode 558255#.

In addition, the conference call will be available live on the Internet from the Investor Relations-Webcast Presentation tab on Westport's website at www.westportresourcescorp.com. To listen to the live call, please go to the website at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and archived on the Company's website.

SUMMARY DATA
(IN THOUSANDS, EXCEPT PER UNIT DATA)

                                               FOR THE THREE MONTHS             FOR THE NINE MONTHS
                                                ENDED SEPTEMBER 30,             ENDED SEPTEMBER 30,
                                            ---------------------------     ---------------------------
                                               2003            2002            2003            2002
                                            -----------     -----------     -----------     -----------
Production
    Oil (Mbbls) ........................          2,041           2,002           6,028           5,899
    Natural gas (Mmcf) .................         29,949          19,244          86,503          59,873
    Mmcfe ..............................         42,195          31,256         122,671          95,267

Average Daily Production
    Oil (Mbbls/d) ......................           22.2            21.8            22.1            21.6
    Natural gas (Mmcf/d) ...............          325.5           209.2           316.9           219.3
    Mmcfe/d ............................          458.6           339.7           449.3           349.0

Average Prices
    Oil (per bbl) ......................    $     28.68     $     26.06     $     29.11     $     22.92
    Natural gas (per Mcf) ..............           4.78            2.77            5.09            2.66
    Price (per Mcfe) ...................           4.78            3.37            5.02            3.09
    Hedging effect (per bbl) ...........          (2.45)           (.59)          (3.17)           0.11
    Hedging effect (per Mcf) ...........          (0.57)           (.03)          (0.77)           0.01
    Hedging effect (per Mcfe) ..........          (0.52)           (.06)          (0.70)           0.02

Oil and natural gas sales ..............    $   201,701     $   105,423     $   615,704     $   294,612

Lease operating expense ................         24,038          23,477          76,406          67,381
    Per Mcfe ...........................           0.57            0.75            0.62            0.71

Production taxes .......................         11,204           5,209          35,626          16,845
    Per Mcfe ...........................           0.27            0.17            0.29            0.18

Transportation costs ...................          3,202           2,179          10,580           5,952
    Per Mcfe ...........................           0.08            0.07            0.09            0.06

General and administrative costs .......          7,364           5,650          22,135          17,079
    Per Mcfe ...........................           0.17            0.18            0.18            0.18

Depletion, depreciation and amortization         67,824          47,686         195,925         147,066
    Per Mcfe ...........................           1.61            1.53            1.60            1.54

(IN THOUSANDS, EXCEPT PER UNIT DATA)

                                                        THREE MONTHS ENDED
                                            --------------------------------------------
                                             MARCH 31,        JUNE 30,     SEPTEMBER 30,
                                               2003            2003            2003
                                            -----------     -----------    -------------
Production
    Oil (Mbbls) ........................          2,046           1,941           2,041
    Natural gas (Mmcf) .................         27,319          29,235          29,949
    Mmcfe ..............................         39,595          40,881          42,195

Average Daily Production
    Oil (Mbbls/d) ......................           22.7            21.3            22.2
    Natural gas (Mmcf/d) ...............          303.5           321.3           325.5
    Mmcfe/d ............................          439.9           449.2           458.6

Average Prices
    Oil (per bbl) ......................    $     31.63     $     26.90     $     28.68
    Natural gas (per Mcf) ..............           5.63            4.90            4.78
    Price (per Mcfe) ...................           5.52            4.78            4.78
    Hedging effect (per bbl) ...........          (5.03)          (1.95)          (2.45)
    Hedging effect (per Mcf) ...........          (1.11)          (0.67)          (0.57)
    Hedging effect (per Mcfe) ..........          (1.02)          (0.57)          (0.52)

Oil and natural gas sales ..............    $   218,419     $   195,584     $   201,701

Lease operating expense ................         26,336          26,032          24,038
    Per Mcfe ...........................           0.67            0.64            0.57

Production taxes .......................         13,058          11,364          11,204
    Per Mcfe ...........................           0.33            0.28            0.27

Transportation costs ...................          4,024           3,354           3,202
    Per Mcfe ...........................           0.10            0.08            0.08

General and administrative costs .......          7,228           7,543           7,364
    Per Mcfe ...........................           0.18            0.18            0.17

Depletion, depreciation and amortization         61,065          67,036          67,824
    Per Mcfe ...........................           1.54            1.64            1.61

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands)

EBITDAX and discretionary cash flow (as defined below) are presented herein because of their wide acceptance as financial indicators of a company's ability to internally fund exploration and development activities and to service or incur debt. EBITDAX and discretionary cash flow should not be considered as alternatives to net cash provided by operating activities and net income (loss) or income (loss) from continuing operations, as defined by GAAP. EBITDAX and discretionary cash flow should also not be considered as indicators of the Company's financial performance, as alternatives to cash flow, as measures of liquidity or as being comparable to other similarly titled measures of other companies. The following sets forth a reconciliation of net cash provided by operating activities to EBITDAX and discretionary cash flow:

                                                         FOR THE THREE MONTHS            FOR THE NINE MONTHS ENDED
                                                          ENDED SEPTEMBER 30,                   SEPTEMBER 30,
                                                     -----------------------------     -----------------------------
(In thousands)                                           2003             2002             2003             2002
                                                     ------------     ------------     ------------     ------------
EBITDAX (1)
Net cash provided by operating activities            $    134,922           79,009          331,338          159,840
Adjustments:
    Interest expense less deferred financing fees          15,241            7,300           44,093           23,109
    Loss on debt retirement                                    --               --              920               --
    Changes in other assets and liabilities               (13,002)         (19,601)           9,774           (1,319)
    Exploration costs                                       2,167            1,032           12,910            9,279
    Change in fair value of derivatives and other          (3,433)            (333)         (10,169)            (353)
                                                     ------------     ------------     ------------     ------------
  EBITDAX                                            $    135,895     $     67,407     $    388,866     $    190,556
                                                     ============     ============     ============     ============

DISCRETIONARY CASH FLOW (2)
Net cash provided by operating activities                 134,922           79,009          331,338          159,840
Adjustments:
    Loss on debt retirement                                    --               --              920               --
    Changes in other assets and liabilities               (13,002)         (19,601)           9,774           (1,319)
    Exploration costs                                       2,167            1,032           12,910            9,279
    Change in fair value of derivatives and other          (3,289)            (333)         (10,025)            (353)
    Current taxes                                         (12,407)              --          (12,407)              --
                                                     ------------     ------------     ------------     ------------
  Discretionary cash flow                            $    108,391     $     60,107     $    332,510     $    167,447
                                                     ============     ============     ============     ============

(1) "EBITDAX" is a non-GAAP financial measure equal to net cash provided by operating activities, the most directly comparable GAAP financial measure, adjusted for interest expense, loss on debt retirement, changes in other assets and liabilities, exploration costs and change in fair value of derivatives and other.

(2) "Discretionary cash flow" is a non-GAAP financial measure equal to net cash provided by operating activities, the most directly comparable GAAP financial measure, adjusted for loss on debt retirement, changes in other assets and liabilities, exploration costs, change in fair value of derivatives and other and current taxes.

COMMODITY PRICE RISK MANAGEMENT

The summary tables below provide details as of October 24, 2003 regarding the volumes and prices of all open commodity price risk management contracts, including hedge and non-hedge commitments, for the fourth quarter of 2003 and for all of 2004, 2005 and 2006.

                                                                     2003           2004          2005          2006
                                                               ----------------  ----------    ----------    ----------
                                                               (FOURTH QUARTER)
                                                               ----------------
HEDGES
GAS
  NYMEX Price Swaps Sold -- receive fixed price (thousand
Mmbtu) (1) ...................................................         8,098         25,620        16,425            --
    Average price, per Mmbtu .................................    $     4.01     $     4.22    $     4.35            --
  NWPRM Price Swaps Sold -- receive fixed price (thousand
Mmbtu) (2) ...................................................            --         10,980            --            --
    Average price, per Mmbtu .................................            --     $     3.33            --            --
  CIG Price Swaps Sold -- receive fixed price (thousand
    Mmbtu)(3)                                                            920             --            --            --
    Average price, per Mmbtu .................................    $     3.59             --            --            --
  NYMEX Collars Sold (thousand Mmbtu) (4) ....................         5,870         16,380        14,600            --
    Average floor price, per Mmbtu ...........................    $     3.61     $     3.70    $     3.97            --
    Average ceiling price, per Mmbtu .........................    $     4.29     $     4.00    $     5.77            --
  NWPRM Collars Sold (thousand Mmbtu) (5) ....................         1,840             --            --            --
     Average floor price, per Mmbtu ..........................    $     3.00             --            --            --
     Average ceiling price, per Mmbtu ........................    $     3.29             --            --            --
  NYMEX Three-way collars (Mmbtu) (4), (6) ...................         2,024          3,660            --         7,300
     Average floor price, per Mmbtu ..........................    $     3.39     $     4.00            --    $     4.00
     Average ceiling price, per Mmbtu ........................    $     4.73     $     5.00            --    $     6.00
     Three-way average floor price, per Mmbtu ................    $     2.22     $     3.15            --    $     3.04

  Basis Swaps Versus NYMEX (7)
    NWPRM (thousand Mmbtu) ...................................         3,374          3,660         3,650            --
       Average differential price, per Mmbtu .................    $     0.67     $     0.66    $     0.78            --
    CIG (thousand Mmbtu) .....................................           920          5,490            --            --
       Average differential price, per Mmbtu .................    $     0.95     $     0.77            --            --

OIL
  NYMEX Price Swaps Sold -- receive fixed price (Mbbls) (1) ..           152          2,196            --            --
    Average price, per bbl ...................................    $    21.39     $    24.61            --            --
  NYMEX Collars Sold (Mbbls) (4) .............................           495             --            --            --
    Average floor price, per bbl .............................    $    24.45             --            --            --
    Average ceiling price, per bbl ...........................    $    26.45             --            --            --
  NYMEX Three-way collars (Mbbls) (4), (6) ...................           501          1,464         1,825           730
    Average floor price, per bbl .............................    $    23.17     $    24.38    $    25.00    $    25.00
    Average ceiling price, per bbl ...........................    $    26.30     $    27.71    $    28.23    $    28.65
    Three-way average floor price, per bbl ...................    $    18.90     $    19.25    $    20.93    $    20.88

NON-HEDGES
GAS
   Basis swaps, index versus index (8)
     NWPRM versus CIG (Mmbtu) ................................         1,240            --            --            --
         Average differential price, per Mmbtu ...............    $     0.42            --            --            --
OIL
  NYMEX Price Swaps Sold, receive fixed price (Mbbls) (1) ....            75            --            --            --
    Average price per bbl ....................................    $    18.86            --            --            --

----------

(1) For any particular New York Mercantile Exchange ("NYMEX") swap sold transaction, the counterparty is required to make a payment to Westport in the event that the NYMEX Reference Price for any settlement period is less than the swap price for such hedge, and Westport is required to make a payment to the counterparty in the event that the NYMEX Reference Price for any settlement period is greater than the swap price for such hedge.

(2) For any particular Northwest Pipeline Rocky Mountain Index ("NWPRM") swap sold transaction, the counterparty is required to make a payment to Westport in the event that the NWPRM Index Price for any settlement period is less than the swap price for such hedge, and Westport is required to make a payment to the counterparty in the event that the NWPRM Index Price for any settlement period is greater than the swap price for such hedge.

(3) For any particular Colorado Interstate Gas ("CIG") swap sold transaction, the counterparty is required to make a payment to Westport in the event that the CIG Index Price for any settlement period is less than the swap price for such hedge, and Westport is required to make a payment to the counterparty in the event that the CIG Index Price for any settlement period is greater than the swap price for such hedge.

(4) For any particular NYMEX collar transaction, the counterparty is required to make a payment to Westport if the average NYMEX Reference Price for the reference period is below the floor price for such transaction, and Westport is required to make payment to the counterparty if the average NYMEX Reference Price is above the ceiling price of such transaction.

(5) For any particular NWPRM collar transaction, the counterparty is required to make a payment to Westport if the average NWPRM Index Price for the reference period is below the floor price for such transaction, and Westport is required to make payment to the counterparty if the average NWPRM Index Price is above the ceiling price of such transaction.

(6) Three way collars are settled as described in footnote (4) above, with the following exception: if the NYMEX Reference Price falls below the three-way floor price, the average floor price is reduced by the amount the NYMEX Reference Price is below the three-way floor price. For example, if the NYMEX Reference Price is $18.00 per bbl during the term of the 2003 three-way collars, then the average floor price would be $22.27 per bbl.

(7) For any particular basis swap versus NYMEX, the counterparty is required to make a payment to Westport in the event that the difference between the NYMEX Reference Price and the applicable published index (NWPRM or CIG) for any settlement period is greater than the swap differential price for such hedge, and Westport is required to make a payment to the counterparty in the event that the difference between the NYMEX Reference Price and the applicable published index (NWPRM or CIG) for any settlement period is less than the swap differential price for such hedge.

(8) These basis swaps are based on the differences in two indices not versus NYMEX. The counterparty is required to make a payment to Westport in the event that CIG plus the swap differential price exceeds NWPRM for any settlement period, and Westport is required to make a payment to the counterparty in the event that CIG plus the swap differential price is less than NWPRM for any settlement period.

                         WESTPORT RESOURCES CORPORATION
                           CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                                      SEPTEMBER 30,       DECEMBER 31,
                                                                                          2003                2002
                                                                                     ---------------     ---------------
                                                                                       (UNAUDITED)
                                                                                      (IN THOUSANDS, EXCEPT SHARE DATA)
Current Assets: .................................................................
    Cash and cash equivalents ...................................................    $       127,378     $        42,761
    Accounts receivable, net ....................................................             83,542              73,549
    Derivative assets ...........................................................              6,609              14,861
    Prepaid expenses ............................................................             15,659              13,358
                                                                                     ---------------     ---------------
      Total current assets ......................................................            233,188             144,529
                                                                                     ---------------     ---------------

Property and equipment, at cost:
    Oil and natural gas properties, successful efforts method:
      Proved properties .........................................................          2,325,242           2,138,471
      Unproved properties .......................................................             93,697             104,430
                                                                                     ---------------     ---------------
                                                                                           2,418,939           2,242,901
    Less accumulated depletion, depreciation and amortization ...................           (659,239)           (481,396)
                                                                                     ---------------     ---------------
      Net oil and gas properties ................................................          1,759,700           1,761,505
                                                                                     ---------------     ---------------

    Field services assets .......................................................             39,446              39,185
    Less accumulated depreciation ...............................................               (838)                 --
                                                                                     ---------------     ---------------
      Net field services assets .................................................             38,608              39,185
                                                                                     ---------------     ---------------

    Building and other office furniture and equipment ...........................             10,708               9,686
    Less accumulated depreciation ...............................................             (4,425)             (3,933)
                                                                                     ---------------     ---------------
      Net building and other office furniture and equipment .....................              6,283               5,753
                                                                                     ---------------     ---------------
Other assets:
    Long-term derivative assets .................................................             26,160              14,824
    Goodwill ....................................................................            244,640             246,712
    Other assets ................................................................             19,086              21,033
                                                                                     ---------------     ---------------
      Total other assets ........................................................            289,886             282,569
                                                                                     ---------------     ---------------
      Total assets ..............................................................    $     2,327,665     $     2,233,541
                                                                                     ===============     ===============

                                   LIABILITIES

Current Liabilities
    Accounts payable ............................................................    $        50,239     $        51,158

    Accrued expenses ............................................................             55,219              39,209
    Ad valorem taxes payable ....................................................             19,431               8,988

    Derivative liabilities ......................................................             63,389              56,156

    Income taxes payable ........................................................             11,077                  86
    Current asset retirement obligation .........................................              7,968                  --
                                                                                     ---------------     ---------------
      Total current liabilities .................................................            207,323             155,597

Long-term debt ..................................................................            726,469             799,358
Deferred income taxes ...........................................................            133,997             124,530
Long term derivative liabilities ................................................             35,360              21,305
Long term asset retirement obligation ...........................................             50,812                 745
                                                                                     ---------------     ---------------
      Total liabilities .........................................................          1,153,961           1,101,535
                                                                                     ---------------     ---------------
Stockholders' equity:
      6 1/2% convertible preferred stock, $.01 par value; 10,000,000 shares authorized; 2,930,000 issued and outstanding at September 30, 2003 and
      December 31, 2002, respectively ...........................................                 29                  29
    Common stock, $0.01 par value; 100,000,000 authorized; 67,306,590 and
       66,823,830 shares issued and outstanding at September 30, 2003 and
       December 31, 2002, respectively                                                           673                 668
    Additional paid-in capital ..................................................          1,157,661           1,150,345
    Treasury stock-at cost; 38,326 and 33,617 shares at September 30, 2003 and
       December 31, 2002, respectively ..........................................               (576)               (469)
    Retained earnings ...........................................................             57,101                   2
    Accumulated other comprehensive income
       Deferred hedge loss, net .................................................            (41,023)            (18,408)
       Cumulative translation adjustment ........................................               (161)               (161)
                                                                                     ---------------     ---------------
       Total stockholders' equity ...............................................          1,173,704           1,132,006
                                                                                     ---------------     ---------------
    Total liabilities and stockholders' equity ..................................    $     2,327,665     $     2,233,541
                                                                                     ===============     ===============

                         WESTPORT RESOURCES CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                       FOR THE THREE MONTHS                FOR THE NINE MONTHS
                                                                        ENDED SEPTEMBER 30,                ENDED SEPTEMBER 30,
                                                                   -----------------------------     -----------------------------
                                                                       2003             2002             2003             2002
                                                                   ------------     ------------     ------------     ------------
                                                                                (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                                                                               (UNAUDITED)
Operating revenues:
    Oil and natural gas sales .................................    $    201,701     $    105,423     $    615,704     $    294,612
    Hedge settlements .........................................         (22,091)          (1,849)         (85,976)           1,509
    Gathering income ..........................................           1,074               --            3,066               --
    Commodity price risk management activities:
        Non-hedge settlements .................................           1,250               --            1,973              822
        Non-hedge change in fair value of derivatives .........           4,810             (663)           8,032           (8,885)
    Gain (loss) on sale of operating assets, net ..............              21              137            6,487           (1,731)
                                                                   ------------     ------------     ------------     ------------
           Net revenues .......................................         186,765          103,048          549,286          286,327
                                                                   ------------     ------------     ------------     ------------
Operating costs and expenses:
    Lease operating expenses ..................................          24,038           23,477           76,406           67,381
    Production taxes ..........................................          11,204            5,209           35,626           16,845
    Transportation costs ......................................           3,202            2,179           10,580            5,952
    Gathering expenses ........................................             525               --            2,173               --
    Exploration ...............................................          13,571            3,596           39,242           21,638
    Depletion, depreciation and amortization ..................          67,824           47,686          195,925          147,066
    Impairment of proved properties ...........................              --               --              977               --
    Impairment of unproved properties .........................           2,605            2,788           17,778            9,078
    Stock compensation expense, net ...........................             603            1,860            2,753            1,954
    General and administrative ................................           7,364            5,650           22,135           17,079
                                                                   ------------     ------------     ------------     ------------
           Total operating expenses ...........................         130,936           92,445          403,595          286,993
                                                                   ------------     ------------     ------------     ------------
           Operating income (loss) ............................          55,829           10,603          145,691             (666)
Other income (expense):
    Interest expense ..........................................         (15,457)          (7,542)         (44,857)         (23,891)
    Interest income ...........................................             129              172              510              373
    Change in fair value of interest rate swap ................              --               --               --              226
    Loss on debt retirement ...................................              --               --             (920)              --
    Other .....................................................             165              176              498              497
                                                                   ------------     ------------     ------------     ------------
Income (loss) before income taxes .............................          40,666            3,409          100,922          (23,461)
                                                                   ------------     ------------     ------------     ------------
Benefit (provision) for income taxes:
     Current ..................................................         (12,407)              --          (12,407)              --
     Deferred .................................................          (2,436)          (1,244)         (24,429)           8,563
                                                                   ------------     ------------     ------------     ------------
           Total benefit (provision) for income taxes .........         (14,843)          (1,244)         (36,836)           8,563
                                                                   ------------     ------------     ------------     ------------
     Net income (loss) before cumulative effect of
         change in accounting principle .......................          25,823            2,165           64,086          (14,898)
Cumulative effect of change in accounting principle (net of tax
    effect of $1,962) .........................................              --               --           (3,414)              --
                                                                   ------------     ------------     ------------     ------------
Net income (loss) .............................................          25,823            2,165           60,672          (14,898)
Preferred stock dividends .....................................          (1,191)          (1,191)          (3,573)          (3,572)
                                                                   ------------     ------------     ------------     ------------
Net income (loss) available to common stockholders ............    $     24,632     $        974     $     57,099     $    (18,470)
                                                                   ============     ============     ============     ============

Weighted average number of common shares outstanding:
     Basic ....................................................          67,235           52,144           67,036           52,118
                                                                   ============     ============     ============     ============
     Diluted ..................................................          68,210           52,646           67,929           52,118
                                                                   ============     ============     ============     ============
Net income (loss) per common share:
Basic:
     Net income (loss) before cumulative effect of
         change in accounting principle .......................    $        .37     $        .02     $        .90     $       (.35)
     Cumulative effect of change in accounting principle ......              --               --             (.05)              --
                                                                   ------------     ------------     ------------     ------------
        Net income (loss) available to common stockholders ....    $        .37     $        .02     $        .85     $       (.35)
                                                                   ============     ============     ============     ============
Diluted:
     Net income (loss) before cumulative effect of
         change in accounting principle .......................    $        .36     $        .02     $        .89     $       (.35)
     Cumulative effect of change in accounting principle ......              --               --             (.05)              --
                                                                   ------------     ------------     ------------     ------------
        Net income (loss) available to common stockholders ....    $        .36     $        .02     $        .84     $       (.35)
                                                                   ============     ============     ============     ============

                         WESTPORT RESOURCES CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                      FOR THE NINE MONTHS
                                                                                      ENDED SEPTEMBER 30,
                                                                                 -----------------------------
                                                                                     2003             2002
                                                                                 ------------     ------------
                                                                                         (IN THOUSANDS)
                                                                                          (UNAUDITED)
Cash flows from operating activities:
    Net income (loss) .......................................................    $     60,672     $    (14,898)
    Adjustments to reconcile net income (loss) to net cash provided by operating activities:
      Depletion, depreciation and amortization ..............................         195,925          147,066
      Exploratory dry hole costs ............................................          26,332           12,359
      Impairment of proved properties .......................................             977               --
      Impairment of unproved properties .....................................          17,778            9,078
      Deferred income taxes .................................................          24,429           (8,563)
      Stock compensation expense ............................................           2,753            1,954
      Change in fair value of derivatives ...................................           2,137            8,992
      Amortization of deferred financing fees ...............................             908              782
      Gain on sale of operating assets, net .................................          (6,487)           1,731
      Cumulative change in accounting principle, net of tax .................           3,414               --
      Other .................................................................            (133)              20
      Changes in assets and liabilities, net of effects of acquisitions:
         Decrease (increase) in accounts receivable .........................         (17,346)          17,893
         Increase in prepaid expenses .......................................          (1,928)          (2,219)
         Decrease in net derivative liabilities .............................         (15,568)          (7,187)
         Decrease in accounts payable .......................................            (843)         (15,136)
         Increase in ad valorem taxes payable ...............................          10,443            2,161
         Increase (decrease) in income taxes payable ........................          10,991              (44)
         Increase in accrued expenses .......................................          17,711            6,669
         Decrease in other liabilities ......................................            (827)            (818)
                                                                                 ------------     ------------
Net cash provided by operating activities ...................................         331,338          159,840
                                                                                 ------------     ------------

Cash flows from investing activities:
      Additions to property and equipment ...................................        (194,537)        (104,918)
      Proceeds from sales of assets .........................................          13,352           10,552
      Acquisitions of oil and gas properties and purchase price adjustments .           9,416         (168,528)
      Other .................................................................              --              (81)
                                                                                 ------------     ------------
Net cash used in investing activities .......................................        (171,769)        (262,975)
                                                                                 ------------     ------------

Cash flows from financing activities:
      Proceeds from issuance of common stock ................................           4,557            1,074
      Proceeds from issuance of long-term debt ..............................         151,875          155,000
      Repayment of long term debt ...........................................        (226,311)         (45,000)
      Preferred stock dividends paid ........................................          (3,572)          (3,572)
      Repurchase of common stock ............................................            (106)             (61)
      Loss on retirement of debt ............................................            (920)              --
      Gain on interest swap cancellation ....................................              --            3,705
      Financing fees ........................................................            (475)            (322)
                                                                                 ------------     ------------
Net cash provided by (used in) financing activities .........................         (74,952)         110,824
                                                                                 ------------     ------------
Net increase in cash and cash equivalents ...................................          84,617            7,689
Cash and cash equivalents, beginning of period ..............................          42,761           27,584
                                                                                 ------------     ------------
Cash and cash equivalents, end of period ....................................    $    127,378     $     35,273
                                                                                 ============     ============

Supplemental cash flow information:
      Cash paid for interest ................................................    $     34,006     $     23,862
                                                                                 ============     ============

      Cash paid for income taxes ............................................    $          3     $         44
                                                                                 ============     ============

Westport is an independent energy company engaged in oil and natural gas exploitation, acquisition and exploration activities primarily in the Rocky Mountains, Permian Basin/Mid-Continent, the Gulf Coast and offshore Gulf of Mexico.

Contact information: Lon McCain or Jonathan Bloomfield at (303) 573-5404.

FORWARD - LOOKING STATEMENTS

This release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include estimates, plans, expectations, opinions, forecasts, projections, guidance or other statements that are not statements of fact, such as anticipated dates of first production, estimated reserves, estimated expenses, estimated prices and basis differentials, cash flow and capital expenditures, projected drilling and development activity, projected production, and projected property sales. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. There are many factors that could cause forward-looking statements not to be correct, including the risks and uncertainties inherent in the Company's business and other cautionary statements set forth in the filings of the Company with the Securities and Exchange Commission, including without limitation the Company's most recent Annual Report on Form 10-K. These risks include, among others, oil and gas price volatility, availability of services and supplies, operating hazards and mechanical failures, uncertainties in the estimates of proved reserves and in projections of future rates of production and timing of development expenditures, environmental risks, regulatory changes, general economic conditions, risks of assimilating acquired properties and the actions or inactions of third-party operators. The Company does not undertake any obligation to update any forward-looking statements contained in this release.